Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aegon Ltd. of our report dated April 3, 2024 relating to the financial statements which appears in Aegon Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers Accountants N.V.

Zwolle, The Netherlands

November 12, 2026

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